Exhibit B-6








  Exhibit C to the Master Separation and Distribution Agreement

            INTELLECTUAL PROPERTY OWNERSHIP AGREEMENT

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            INTELLECTUAL PROPERTY OWNERSHIP AGREEMENT

                             BETWEEN

                     ALLEGHENY ENERGY, INC.

                               AND

                         [SUPPLY HOLDCO]

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                        TABLE OF CONTENTS




                            ARTICLE I
                           DEFINITIONS


                           ARTICLE II
          INTELLECTUAL PROPERTY ALLOCATION OF OWNERSHIP

 2.1 Assignment                                                     2
 2.2 Prior Grants                                                   2
 2.3 Assignment Disclaimer                                          2
 2.4 Third Party Technology.                                        2

                           ARTICLE III
               PROTECTION OF INTELLECTUAL PROPERTY

 3.1 Protection Of Intellectual Property                            3
 3.2 Additional Obligations With Regard To Intellectual Property    3
 3.3 Defensive Protection Measures                                  3

                           ARTICLE IV
                 DATABASE INFORMATION AND RIGHTS


                            ARTICLE V
                         CONFIDENTIALITY


                           ARTICLE VI
                       DISPUTE RESOLUTION


                           ARTICLE VII
                     LIMITATION OF LIABILITY


                          ARTICLE VIII
                    MISCELLANEOUS PROVISIONS

 8.1 No Implied Licenses                                           5
 8.2 Infringement Suits                                            5
 8.3 No Other Obligations                                          5
 8.4 Entire Agreement                                              5


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 8.5 Governing Law                                                 5
 8.6 Descriptive Headings                                          5
 8.7 Notices                                                       6
 8.8 Nonassignability                                              6
 8.9 Severability                                                  6
 8.10Failure Or Indulgence Not Waiver; Remedies Cumulative         7
 8.11Amendment                                                     7
 8.12Counterparts                                                  7
 8.13Governmental Approval                                         7


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            INTELLECTUAL PROPERTY OWNERSHIP AGREEMENT

          INTELLECTUAL PROPERTY OWNERSHIP AGREEMENT (the
"Agreement"), dated ______________ (the "Effective Date"), between Allegheny Energy, Inc., a Maryland corporation
("Allegheny") and [___________], a Maryland corporation ("Supply
Holdco").


                            RECITALS

          WHEREAS, the Board of Directors of Allegheny has determined that it is in the best interest of Allegheny and its stockholders to separate Allegheny's existing business into two independent businesses;

          WHEREAS, pursuant to such determination, Allegheny and Supply Holdco have entered into a Master Separation Agreement (as defined below), which provides, among other things, for the separation of Allegheny and Supply Holdco, the transfer between Allegheny and Supply Holdco of certain assets and liabilities, the initial public offering of Supply Holdco common stock, the distribution of such common stock and the execution and delivery of certain other agreements in order to facilitate the foregoing; and

          WHEREAS, in connection with the foregoing, Allegheny and Supply Holdco desire to resolve and assign ownership of certain technology and intellectual property.

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, Allegheny and Supply Holdco agree as follows:

                            ARTICLE I
                           DEFINITIONS

          For the purpose of this Agreement the following capitalized terms shall have the meanings specified herein.
Capitalized terms used in this Agreement and not otherwise defined shall have the meanings for such terms set forth in the Master Separation Agreement.

          "Confidential   Disclosure   Agreement"    means    the
Confidential  Disclosure Agreement between Allegheny  and  Supply
Holdco.

          "Database Information and Rights" means any database information and related legal rights, including, but not limited to, trade secrets, rights arising under agreements and copyrights under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration thereof.

          "Licensed Technology" means licensed technology and related intellectual property rights granted by a third party to one of the parties to this agreement.

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          "Master   Separation  Agreement"   means   the   Master
Separation  and  Distribution  Agreement  between  Allegheny  and
Supply Holdco.

          "Supply  IP"  means  the  intellectual  property,   and
applications  therefor  and  registrations  thereof,  listed   on
Exhibit A.

                           ARTICLE II
                      INTELLECTUAL PROPERTY
                     ALLOCATION OF OWNERSHIP

       Section 2.1 Assignment. Subject to Sections 2.2 and 2.3 below, Allegheny hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Supply Holdco, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) worldwide right, title and interest in and to the Supply IP. Allegheny further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Supply all its (and their) worldwide right, title and interest in and to any and all causes of action and rights of recovery for past infringement of the Supply IP and for past misappropriation of trade secrets in and to the Supply IP. Allegheny further covenants that Allegheny will, without demanding any further consideration therefor, at the request and expense of Supply Holdco (except for the value of the time of Allegheny employees), do (and cause its Subsidiaries to do) all lawful and just acts that may be or become necessary for evidencing, maintaining, recording and perfecting Supply Holdco's rights to such Supply IP consistent with Allegheny's general business practice as of the Separation Date, including but not limited to, execution and acknowledgment of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Supply Holdco. Supply Holdco hereby waives any and all claims of any right, title and interest in and to any intellectual property of Allegheny not within the definition of Supply IP.

       Section 2.2 Prior Grants. Supply Holdco acknowledges and agrees that the foregoing assignment is subject to any and all licenses or other rights that may have been granted by Allegheny or its Subsidiaries with respect to the Supply IP prior to the Separation Date. Allegheny shall respond to reasonable inquiries from Supply Holdco regarding any such prior grants.

       Section 2.3 ASSIGNMENT DISCLAIMER. SUPPLY HOLDCO ACKNOWLEDGES AND AGREES THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS IS,"
QUITCLAIM BASIS AND THAT NEITHER ALLEGHENY NOR ANY SUBSIDIARY OF
ALLEGHENY HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS,
IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED
WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,
TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

       Section 2.4    Third Party Technology.

          (a) Allegheny hereby agrees to sublicense or to use reasonable commercial efforts to obtain, or to cause to be obtained, any consent, approval or amendment required to convey a license or

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     sublicense in Licensed Technology to Supply Holdco pursuant to the same or substantially the same terms as Allegheny's license, upon request from Supply Holdco.

          (b) Supply Holdco hereby agrees to sublicense or to use commercially reasonable efforts to obtain or cause to be obtained any consent, approval or amendment required to obtain a license or sublicense in Licensed Technology to Allegheny pursuant to the same or substantially the same terms as Supply Holdco's license, upon request from Allegheny.

                           ARTICLE III
                           PROTECTION
                    OF INTELLECTUAL PROPERTY

       Section 3.1 Protection Of Intellectual Property. Allegheny and Supply Holdco shall assist each other, at the other's request and expense, in the procurement and maintenance of the other's intellectual property rights transferred hereunder. Allegheny and Supply Holdco agree to execute all documents reasonably requested by the other to effect further registration, maintenance and renewal of the intellectual property of the other.

      Section 3.2 Additional Obligations With Regard To Intellectual Property. Allegheny and Supply Holdco each acknowledges that its employees and contractors have a continuing duty to assist the other with the prosecution of applications and, accordingly, agree to make available to each other, inventors and other persons for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation with respect to intellectual property, including the signing of documents related thereto. Each party will make reasonable efforts to obtain the cooperation and assistance of its former employees as requested by the other party. Any actual and reasonable out-of-pocket expenses associated with such assistance shall be borne by the company being assisted, expressly excluding the value of the time of current employees of the company providing assistance;
provided, however, that in the case of assistance with litigation, the parties shall agree on a case by case basis on compensation, if any, for the value of the time of the employees as reasonably required in connection with such litigation.

      Section 3.3 Defensive Protection Measures. The parties shall cooperate reasonably and in good faith to the extent consistent with each party's own business objectives in the event that either party is involved in intellectual property litigation or controversies in which it would be helped in some way by the other party's intellectual property or relevant knowledge. Such cooperation may include, by way of example, (i) cooperation with respect to knowledge of prior art (whether the other party's or a third party's), (ii) consent to the granting of licenses to such other party's patents, and (iii) assignment to such party of such other party's patents for the purpose of bringing a counterclaim against a third party. The party requesting such cooperation shall bear the actual and reasonable out-of-pocket expenses of the cooperating party (except for the value of the time of the cooperating party's employees).

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                           ARTICLE IV
                 DATABASE INFORMATION AND RIGHTS

          Allegheny and Supply Holdco hereby covenant and agree to cooperate fully with each other in licensing and assigning to each other, on mutually agreeable terms, such Database
Information and Rights as may be required by the other for its business operations.

                            ARTICLE V
                         CONFIDENTIALITY

          The terms of the Confidential Disclosure Agreement between the parties shall apply to any Confidential Information
(as defined therein) which is the subject matter of this Agreement.

                           ARTICLE VI
                       DISPUTE RESOLUTION

          The parties shall make a good faith attempt to resolve any dispute or claim arising out of or related to this Agreement through negotiation. Within thirty(30) days after notice of a dispute or claim, which notice shall contain the particulars of the claim, is given by either party to the other party, the parties' senior executives responsible for intellectual property (or their delegates) shall meet to attempt to resolve the matter. If the parties' representatives are unable to resolve the dispute, the dispute resolution procedures set forth in the Master Separation Agreement shall be followed.

                           ARTICLE VII
                     LIMITATION OF LIABILITY

          IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S OBLIGATIONS EXPRESSLY ASSUMED IN THE MASTER SEPARATION AGREEMENT; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.

                          ARTICLE VIII
                    MISCELLANEOUS PROVISIONS

       Section 8.1 No Implied Licenses. Nothing contained in this Agreement shall be construed as conferring any intellectual property or other right by implication, estoppel or otherwise, other than the rights expressly granted in this Agreement.
Neither party is required hereunder to furnish or disclose to the other any technical or other information, except as specifically provided herein.

       Section 8.2 Infringement Suits. To the extent to which intellectual property rights have been transferred hereunder, neither party shall have any obligation hereunder to institute any action or suit against third parties for infringement of said intellectual property, or to defend any action or suit brought by a third party which challenges or concerns the validity of any of such rights or which claims that said intellectual property infringes any technology or other intellectual property right of any third party or constitutes a misappropriated trade secret of any third party. Allegheny shall not have any right to institute any action or suit against third parties for infringement of any Supply IP and Supply Holdco shall not have any right to institute any action or suit against third parties for infringement of any of the technology or intellectual property of Allegheny.

      Section 8.3 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE
RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS
AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES.
Without limiting the generality of the foregoing, neither party, nor any of its Subsidiaries, is obligated to provide any technical assistance.

      Section 8.4 Entire Agreement. This Agreement, the Master Separation Agreement and the other Ancillary Agreements (as defined in the Master Separation Agreement) constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent there is a conflict between this Agreement and the Master Separation Agreement, the terms of this Agreement shall govern.

      Section 8.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

       Section 8.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.


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       Section 8.7    Notices.  All notices and other communications
hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to Allegheny:

          Allegheny Energy, Inc.
          800 Cabin Hill Drive
          Greensburg, PA  15601
          Attention:  General Counsel

if to Supply Holdco:

          [_____________]
          10435 Downsville Pike
          Hagerstown, MD  21740
          Attention:  General Counsel

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the third business day following the day on which such notice or communication was mailed.

       Section 8.8 Nonassignability. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party.
Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

       Section 8.9 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision of a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        Section 8.10 Failure Or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        Section 8.11 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

        Section 8.12 Counterparts. This Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.

        Section 8.13 Governmental Approval. The parties acknowledge that in the past they have Licensed Technology to each other in accordance with certain existing regulatory authority. The parties intend to implement this Agreement to the fullest extent permissible under such existing regulatory authority and to cooperate toward obtaining and maintaining in effect such governmental agency approvals as may be required in order to implement this Agreement as fully as possible in accordance with its terms, and to cooperate so as to revise and mutually agree on such revisions as become necessary in the event regulatory approval is withheld.

          WHEREFORE,  the  parties have signed this  Intellectual
Property Ownership Agreement effective as of the date first set forth above.


ALLEGHENY ENERGY, INC.        [___________________________]

By:  _________________________    By:  ________________________________
     Name:                             Name:
     Title:                            Title:

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                                                          ANNEX A

                            SUPPLY IP